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                                                             EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 2-93052, 2-93052-99, 33-36511, 33-38470, 33-41957,
33-41959, 33-75244, 33-58973, 333-03439, 333-14797, 333-62427, 333-63431,
333-63545, 333-72973, 333-52904, 333-52906, 333-52908, 333-52910, 333-52912,
333-60416, and 333-107499) and in the Registration Statements on Form S-3 (Nos. 33-54192, 33-82544, 333-46237, 333-44170, 333-53978, 333-64982, 333-65434,
333-91722, 333-91726, and 333-104055) of Champion Enterprises, Inc. of our
report dated February 13, 2004, except for Notes 8 and 9, as to which the date is February 27, 2004, relating to the financial statements, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated February 13, 2004 relating to the financial statement schedule, which appears in this Form 10-K.


/s/PricewaterhouseCoopers LLP

Detroit, Michigan
February 27, 2004